FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2025 Financial Results

HANOVER, Md. - September 4, 2025 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended August 2, 2025.

•Q3 Revenue: $1.22 billion

•Q3 Net Income per Share: $0.35 GAAP; $0.67 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 1.0 million shares of common stock for an aggregate price of $81.8 million during the quarter

"We delivered another strong quarterly performance that reflects our leadership in high-speed connectivity and ongoing accelerated customer demand as the network becomes fundamental to the underpinning, growth, and monetization of AI," said Gary Smith, president and CEO, Ciena. "With visibility well into fiscal year 2026, we are confident in the continued momentum of our business and remain focused on further expanding our operating leverage as we continue to grow."

For the fiscal third quarter 2025, Ciena reported revenue of $1.22 billion as compared to $942.3 million for the fiscal third quarter 2024.

Ciena's GAAP net income for the fiscal third quarter 2025 was $50.3 million, or $0.35 per diluted common share, which compares to a GAAP net income of $14.2 million, or $0.10 per diluted common share, for the fiscal third quarter 2024.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2025 was $96.2 million, or $0.67 per diluted common share, which compares to an adjusted (non-GAAP) net income of $50.8 million, or $0.35 per diluted common share, for the fiscal third quarter 2024.

Fiscal Third Quarter 2025 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q3	Q3	Period Change
	FY 2025	FY 2024	Y-T-Y*
Revenue	$1,219.4	$942.3	29.4%
Gross margin	41.3%	42.9%	(1.6)%
Operating expense	$429.5	$377.2	13.9%
Operating margin	6.1%	2.9%	3.2%

	Non-GAAP Results (unaudited)
	Q3	Q3	Period Change
	FY 2025	FY 2024	Y-T-Y*
Revenue	$1,219.4	$942.3	29.4%
Adj. gross margin	41.9%	43.7%	(1.8)%
Adj. operating expense	$380.2	$336.0	13.2%
Adj. operating margin	10.7%	8.0%	2.7%
Adj. EBITDA	$158.0	$98.5	60.4%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q3 FY 2025		Q3 FY 2024
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$815.5	66.9	$606.8	64.4
Routing and Switching	125.9	10.3	92.7	9.8
Total Networking Platforms	941.4	77.2	699.5	74.2

Platform Software and Services	90.0	7.4	83.2	8.9

Blue Planet Automation Software and Services	27.8	2.3	25.8	2.7

Global Services
Maintenance Support and Training	80.7	6.6	74.4	7.9
Installation and Deployment	65.9	5.4	46.5	4.9
Consulting and Network Design	13.6	1.1	12.9	1.4
Total Global Services	160.2	13.1	133.8	14.2

Total	$1,219.4	100.0	$942.3	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Third Quarter 2025

	Revenue by Geographic Region (unaudited)
	Q3 FY 2025		Q3 FY 2024
	Revenue	% **	Revenue	% **
Americas	$923.6	75.7	$718.6	76.3
Europe, Middle East and Africa	186.0	15.3	135.0	14.3
Asia Pacific	109.8	9.0	88.7	9.4
Total	$1,219.4	100.0	$942.3	100.0

** Denotes % of total revenue
•Two customers represented 10%-plus of revenue combining for a total of 28.8% of revenue
•Cash and investments totaled $1.39 billion
•Cash flow from operations totaled $174.3 million
•Average days' sales outstanding (DSOs) were 88
•Accounts receivable, net balance was $1.03 billion
•Unbilled contract asset, net balance was $164.3 million
•Inventories totaled $860.4 million, including:
◦Raw materials: $642.7 million
◦Work in process: $35.6 million
◦Finished goods: $261.8 million
◦Deferred cost of sales: $41.8 million
◦Reserve for excess and obsolescence: $(121.5) million
•Product inventory turns were 2.7
•Headcount totaled 9,213

Business Outlook for Fiscal Fourth Quarter 2025
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the “Economic considerations and assumptions” in our accompanying Earnings Presentation, and each of the "Forward-Looking Statements" and "Reconciliation of Adjusted (Non- GAAP) Measurements" found in the Notes to Investors below.
Ciena expects fiscal fourth quarter 2025 financial performance to include:
• Revenue in the range of $1.24 billion to $1.32 billion
• Adjusted (non-GAAP) gross margin between 42% to 43%
• Adjusted (non-GAAP) operating expense in a range of $390 million to $400 million

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2025 Results
Today, Thursday, September 4, 2025, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal third quarter 2025 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered another strong quarterly performance that reflects our leadership in high-speed connectivity and ongoing accelerated customer demand as the network becomes fundamental to the underpinning, growth, and monetization of AI. With visibility well into fiscal year 2026, we are confident in the continued momentum of our business and remain focused on further expanding our operating leverage as we continue to grow."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics and pandemics; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 20, 2024 and included in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2025 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal Fourth Quarter 2025” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	August 2,	July 27,	August 2,	July 27,
	2025	2024	2025	2024
Revenue:
Products	$976,801	$729,503	$2,730,167	$2,266,596
Services	242,584	212,805	687,356	624,247
Total revenue	1,219,385	942,308	3,417,523	2,890,843
Cost of goods sold:
Products	580,028	433,533	1,620,816	1,315,737
Services	136,278	104,830	368,969	315,538
Total cost of goods sold	716,306	538,363	1,989,785	1,631,275
Gross profit	503,079	403,945	1,427,738	1,259,568
Operating expenses:
Research and development	211,898	188,888	619,429	571,537
Selling and marketing	148,724	121,520	424,911	373,749
General and administrative	60,596	58,248	171,450	162,504
Significant asset impairments and restructuring costs	1,770	1,361	5,262	21,987
Amortization of intangible assets	6,556	7,185	19,646	22,384
Total operating expenses	429,544	377,202	1,240,698	1,152,161
Income from operations	73,535	26,743	187,040	107,407
Interest and other income, net	15,090	14,013	34,539	36,460
Interest expense	(22,806)	(24,401)	(67,421)	(72,038)
Loss on extinguishment and modification of debt	—	—	(729)	—
Income before income taxes	65,819	16,355	153,429	71,829
Provision for income taxes	15,511	2,125	49,580	24,901
Net income	$50,308	$14,230	$103,849	$46,928

Net Income per Common Share
Basic net income per common share	$0.35	$0.10	$0.73	$0.32
Diluted net income per potential common share	$0.35	$0.10	$0.72	$0.32

Weighted average basic common shares outstanding	141,846	144,394	142,437	144,876
Weighted average dilutive potential common shares outstanding[1]	144,499	145,361	145,158	145,795

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 2.7 million for both the third quarter and first nine months of fiscal 2025; and (ii) 1.0 million and 0.9 million for the third quarter and first nine months of fiscal 2024, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	August 2, 2025	November 2, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,055,976	$934,863
Short-term investments	270,380	316,343
Accounts receivable, net	1,025,563	908,597
Inventories, net	860,403	820,430
Prepaid expenses and other	473,901	564,183
Total current assets	3,686,223	3,544,416
Long-term investments	64,397	80,920
Equipment, building, furniture and fixtures, net	368,348	337,722
Operating right-of-use assets	40,347	27,417
Goodwill	444,828	444,707
Other intangible assets, net	138,673	165,020
Deferred tax asset, net	851,903	886,441
Other long-term assets	154,059	154,694
Total assets	$5,748,778	$5,641,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$464,684	$423,401
Accrued liabilities and other short-term obligations	436,312	393,905
Deferred revenue	196,209	156,379
Operating lease liabilities	14,694	14,455
Current portion of long-term debt	11,580	11,700
Total current liabilities	1,123,479	999,840
Long-term deferred revenue	81,057	81,240
Other long-term obligations	195,976	185,938
Long-term operating lease liabilities	34,498	25,107
Long-term debt, net	1,526,467	1,533,074
Total liabilities	2,961,477	2,825,199
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 141,342,527 and 142,656,116 shares issued and outstanding	1,413	1,427
Additional paid-in capital	6,020,315	6,154,869
Accumulated other comprehensive loss	(44,829)	(46,711)
Accumulated deficit	(3,189,598)	(3,293,447)
Total stockholders’ equity	2,787,301	2,816,138
Total liabilities and stockholders’ equity	$5,748,778	$5,641,337

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	August 2,	July 27,
	2025	2024
Cash flows provided by operating activities:
Net income	$103,849	$46,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	76,637	68,997
Share-based compensation expense	135,696	115,433
Amortization of intangible assets	26,343	30,675
Deferred taxes	(21,709)	(19,909)
Provision for inventory excess and obsolescence	34,185	35,400
Provision for warranty	16,302	14,708
Other	(1,838)	11,968
Changes in assets and liabilities:
Accounts receivable	(116,887)	92,421
Inventories	(73,493)	78,220
Prepaid expenses and other	137,440	(221,823)
Operating lease right-of-use assets	8,759	8,963
Accounts payable, accruals and other obligations	83,354	(112,352)
Deferred revenue	38,246	28,833
Short and long-term operating lease liabilities	(11,868)	(13,290)
Net cash provided by operating activities	435,016	165,172
Cash flows used in investing activities:
Payments for equipment, furniture, and fixtures	(95,373)	(53,098)
Purchases of investments	(191,335)	(197,303)
Proceeds from sales and maturities of investments	261,611	114,899
Settlement of foreign currency forward contracts, net	(2,635)	(362)
Purchase of equity investments	—	(21,682)
Net cash used in investing activities	(27,732)	(157,546)
Cash flows used in financing activities:
Proceeds for modification of debt, net	19,175	—
Cash paid for extinguishment of debt	(19,175)	—
Payment of long term debt	(8,685)	(5,850)
Payment of debt issuance costs	(12)	(2,554)
Payment of finance lease obligations	(3,244)	(3,004)
Shares repurchased for tax withholdings on vesting of stock unit awards	(60,043)	(33,450)
Repurchases of common stock - repurchase program, net	(250,035)	(125,816)
Proceeds from issuance of common stock	35,874	34,292
Net cash used in financing activities	(286,145)	(136,382)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	60	1,499
Net increase (decrease) in cash, cash equivalents and restricted cash	121,199	(127,257)
Cash, cash equivalents and restricted cash at beginning of period	935,026	1,010,786
Cash, cash equivalents and restricted cash at end of period	$1,056,225	$883,529
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$68,243	$64,999
Cash paid during the period for income taxes, net	$84,898	$41,736
Operating lease payments	$13,246	$14,672
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$14,819	$35,316
Repurchase of common stock in accrued liabilities from repurchase program, net	$2,231	$1,762
Operating right-of-use assets subject to lease liability	$21,850	$5,326

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	August 2,	July 27,
	2025	2024
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$503,079	$403,945
Share-based compensation-products	2,027	1,660
Share-based compensation-services	3,942	3,122
Amortization of intangible assets	2,232	2,764
Total adjustments related to gross profit	8,201	7,546
Adjusted (non-GAAP) gross profit	$511,280	$411,491
Adjusted (non-GAAP) gross profit percentage	41.9%	43.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$429,544	$377,202
Share-based compensation-research and development	16,749	13,118
Share-based compensation-sales and marketing	13,277	10,315
Share-based compensation-general and administrative	11,008	9,257
Significant asset impairments and restructuring costs	1,770	1,361
Amortization of intangible assets	6,556	7,185
Total adjustments related to operating expense	49,360	41,236
Adjusted (non-GAAP) operating expense	$380,184	$335,966

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$73,535	$26,743
Total adjustments related to gross profit	8,201	7,546
Total adjustments related to operating expense	49,360	41,236
Total adjustments related to income from operations	57,561	48,782
Adjusted (non-GAAP) income from operations	$131,096	$75,525
Adjusted (non-GAAP) operating margin percentage	10.7%	8.0%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$50,308	$14,230
Exclude GAAP provision for income taxes	15,511	2,125
Income before income taxes	65,819	16,355
Total adjustments related to income from operations	57,561	48,782
Adjusted income before income taxes	123,380	65,137
Non-GAAP tax provision on adjusted income before income taxes	27,144	14,330
Adjusted (non-GAAP) net income	$96,236	$50,807

Weighted average basic common shares outstanding	141,846	144,394
Weighted average dilutive potential common shares outstanding [1]	144,499	145,361

Net Income per Common Share
GAAP diluted net income per potential common share	$0.35	$0.10
Adjusted (non-GAAP) diluted net income per potential common share	$0.67	$0.35

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 2.7 million for the third quarter of fiscal 2025; and (ii) 1.0 million for the third quarter of fiscal 2024.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended
	August 2,	July 27,
	2025	2024
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$50,308	$14,230
Add: Interest expense	22,806	24,401
Less: Interest and other income, net	15,090	14,013
Add: Provision for income taxes	15,511	2,125
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	26,866	22,981
Add: Amortization of intangible assets	8,788	9,949
EBITDA	$109,189	$59,673
Add: Share-based compensation expense	47,003	37,472
Add: Significant asset impairments and restructuring costs	1,770	1,361
Adjusted EBITDA	$157,962	$98,506
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for both the third quarter of fiscal 2025 and fiscal 2024. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.